EXHIBIT 99.2

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT ACQUIRES
217 APARTMENT HOMES IN COLORADO FOR $32.4 MILLION

REIT Now Owns Six Communities in the Centennial State
IRVINE, Calif., March 29, 2016 – Steadfast Apartment REIT announced the all-cash acquisition of Fielder’s Creek Apartments, a 217-apartment home community in Englewood—an attractive submarket only nine miles from downtown Denver—for $32.4 million. The REIT, which terminated its public offering on March 24, 2016, now has invested approximately $1.25 billion in 31 properties in 11 states.
“The Denver metro is considered to be a highly desirable place to do business, raise a family and have a great quality of life. In fact, U.S. News & World Report listed the city as the number one ‘2016 Best Places to Live in the USA,’” said Ella Neyland, president of Steadfast Apartment REIT. Fielder’s Creek is also just one block from the top-ranked middle school in Denver.
Constructed in 1983 on more than seven acres, Fielder’s Creek boasts an attractive mix of studios, one- and two-bedroom homes that average 787 square feet with average in-place rents of $1,051. It is currently 97 percent occupied.

Each apartment home features a complete appliance package, washer/dryer, wood-burning fireplace, spacious walk-in closets, extra storage and a personal balcony or patio in select units. Residents enjoy high-end community amenities, including a pool, fitness center, multi-screen media lounge, business center, basketball court, dog park, children’s play area and an outdoor entertainment and BBQ area.
Steadfast Apartment REIT will implement a moderate value enhancement program at the property. Approximately 40 percent of apartment interiors will be upgraded with new appliances, bathroom and kitchen cabinets, countertops, lighting, fixtures, hardware, flooring and paint. The balance of the apartment homes were recently renovated by the previous owner. Select enhancements will be made to the common areas and amenities.
Fielder’s Creek Apartments is strategically located just two miles from the Englewood CityCenter Light Rail Station that runs to downtown Denver and Union Station. In 2016, the East Line will begin operations, providing Fielder’s Creek residents access to Denver International Airport. Additionally, the Denver Tech Center—the largest job corridor in metro Denver employing nearly 423,000 people—is only minutes away.
Steadfast Apartment REIT now owns six properties in Colorado. It also owns PeakView by Horseshoe Lake in Loveland, PeakView at T-Bone Ranch in Greeley, Oasis in Colorado Springs, Bella Terra at City Center and Hearthstone at City Center, both in Aurora.
About Steadfast Apartment REIT
Steadfast Apartment REIT has invested more than $1.25 billion in 31 apartment communities in 11 states. Steadfast Apartment REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.